EXHIBIT 21

HILLENBRAND INDUSTRIES, INC.
SUBSIDIARIES OF THE REGISTRANT

     All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

Hillenbrand Funeral Services Group, Inc.
Hill-Rom, Inc.
Forethought Financial Services, Inc.
Hillenbrand Investment Advisory Corporation, a Delaware corporation
Hillenbrand Properties, Inc.
Sherman House Corporation
Travel Services, Inc.
Memory Showcase, Inc.
Sleep Options, Inc.
The Acorn Development Group, Inc.
Sycamore Insurance Company Limited, a Bermuda corporation

Subsidiaries of Hillenbrand Funeral Services Group, Inc.
Batesville Services, Inc.
I.F.A., Inc.

Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville International Corporation
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican corporation

Subsidiaries of Hill-Rom, Inc.
Hill-Rom Company, Inc.
MEDAES Holdings, Inc., a Georgia corporation
The OR Group, Inc.

Subsidiaries of Hill-Rom Company, Inc.
PaTMark Company, Inc., a Delaware corporation
Hill-Rom International, Inc.

Subsidiary of PaTMark Company, Inc.
Hill-Rom Manufacturing, Inc., a Delaware corporation

(1)

Subsidiary of Hill-Rom Manufacturing Inc.
Hill-Rom Services, Inc., a Delaware corporation
Fisher Berkeley Corporation, a California corporation

Subsidiaries of Hill-Rom Services, Inc.
Hill-Rom SARL, a French corporation
MIE Holdings Limited, a United Kingdom corporation
Hill-Rom Asia, Ltd., a Hong Kong corporation

Subsidiary of MIE Holdings Limited
Medical Industrial Equipment Limited, a United Kingdom corporation

Subsidiaries of MEDAES Holdings, Inc.
Hill-Rom MEDAES, Inc., a Georgia corporation

Subsidiary of The OR Group, Inc.
AMATECH Corporation

Jointly owned subsidiary of Hill-Rom Services, Inc. and MEDAES Holdings, Inc.
Hill-Rom International B.V., a Netherlands corporation

Subsidiaries of Hill-Rom International B.V
Hill-Rom B.V., a Netherlands corporation
Hill-Rom Ltd., a United Kingdom corporation
Hillrom S.A., a Switzerland corporation
SSI Leasing and Investments B.V., a Netherlands corporation
Systems Investments B.V., a Netherlands corporation

Subsidiary of Hill-Rom, Ltd. (UK)
Hill-Rom (UK), Ltd., a United Kingdom corporation
Batesville Casket UK, Ltd., a United Kingdom corporation
MEDAES Ltd., a United Kingdom corporation

Jointly owned subsidiary of Hill-Rom International B.V. and Hill-RomServices, Inc.
Hill-Rom Holding GmbH, a German corporation

Subsidiaries of Hill-Rom Holding GmbH
Hill-Rom Therapy GmbH, a German corporation
Hill-Rom GmbH, a German corporation

Jointly owned subsidiary of Hill-Rom International B.V. and Hill-Rom GmbH
Hill-Rom Austria GmbH, an Austrian corporation

Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, Spa, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia SL, a Spanish corporation
Hill-Rom Medibed AB, a Swedish corporation

(2)

Subsidiaries of Forethought Financial Services, Inc.
Forethought Life Insurance Company
The Forethought Group, Inc.
Forethought Florida, Inc.
ForeLife Agency, Inc.
Forethought Federal Savings Bank, federally chartered
Forethought Investment Management, Inc.
Foresight, Inc.

Subsidiaries of Forethought Life Insurance Company
Forethought Properties, Inc.
Arkansas National Life Insurance Company, an Arkansas company
Forethought Life Assurance Company

Jointly owned subsidiaries of Batesville International Corporation,
Hill-Rom, Inc., Hill-Rom Manufacturing, Inc. and Hill-Rom Company, Inc.
Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation

Jointly owned subsidiary of Hill-Rom Company, Inc., Batesville Services, Inc.,
Hill-Rom, Inc. and Hill-Rom Manufacturing, Inc.
Hillenbrand Industries FSC (Barbados), Inc., a Barbados corporation

Subsidiaries of Hillenbrand Properties, Inc.
Cutler Property, Inc.
Old Brick Property, Inc.